Exhibit 10.5

VIAVI SOLUTIONS INC.

2005 ACQUISITION EQUITY INCENTIVE PLAN

(Restated effective as of August 1, 2015)

1.                                      Purpose of the Plan.  The Plan was initially established as the JDS Uniphase Corporation 2005 Acquisition Equity Incentive Plan on August 17, 2005 and has subsequently been amended from time to time.  In connection with its spin-off of Lumentum Holdings, Inc., effective August 1, 2015 (the “Spin-Off”), and the related renaming of JDS Uniphase Corporation as Viavi Solutions Inc., the Plan is hereby amended and restated in its entirety as the Viavi Solutions Inc. 2005 Acquisition Equity Incentive Plan, effective as of August 1, 2015 (the “Restatement Effective Date”).  The purpose of this Plan is to provide incentives to attract eligible persons whose potential contributions are important to the success of the Company by offering them an opportunity to participate in the Company’s future performance.

2.                                      Definitions.  As used herein, the following definitions shall apply:

(a)                                 “Administrator” means any Committee appointed by the Board in accordance with Applicable Law to administer the Plan.

(b)                                 “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

(c)                                  “Applicable Laws” means the legal requirements relating to the Plan and the Awards under applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any non-U.S. jurisdiction applicable to Awards granted to residents therein.

(d)                                 “Assumed” means that pursuant to a Corporate Transaction either (i) the Award is expressly affirmed by the Company or (ii) the contractual obligations represented by the Award are expressly assumed (and not simply by operation of law) by the successor entity or its Parent in connection with the Corporate Transaction with appropriate adjustments to the number and type of securities of the successor entity or its Parent subject to the Award and the exercise or purchase price thereof which preserves the compensation element of the Award existing at the time of the Corporate Transaction as determined in accordance with the instruments evidencing the agreement to assume the Award.

(e)                                  “Award” means the grant of an Option, SAR, Dividend Equivalent Right, Restricted Stock, Restricted Stock Unit, Performance Unit, or other right or benefit under the Plan.

(f)                                   “Award Agreement” means the written agreement evidencing the grant of an Award executed by the Company and the Grantee, including any amendments thereto.

(g)                                  “Board” means the Board of Directors of the Company.

(h)                                 “Cause” means, with respect to the termination by the Company or a Related Entity of the Grantee’s Continuous Active Service, that such termination is for “Cause” as such term is expressly defined in a then-effective written agreement between the Grantee and the Company or such Related Entity, or in the absence of such then-effective written agreement and definition, is based on, in the determination of the Administrator, the Grantee’s:  (i) performance of any act or failure to perform any act in bad faith and to the detriment of the Company or a Related Entity; (ii) dishonesty, intentional misconduct, material violation of any applicable Company or Related Entity policy, or material breach of any agreement with the Company or a Related Entity; or (iii) commission of a crime involving dishonesty, breach of trust, or physical or emotional harm to any person.

(i)                                     “Change in Control” means a change in ownership or control of the Company effected through either of the following transactions:

(i)                                     the direct or indirect acquisition by any person or related group of persons (other than an acquisition from or by the Company or by a Company-sponsored employee benefit plan or by a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders which a majority of the Continuing Directors who are not Affiliates or Associates of the offeror do not recommend such stockholders accept, or

(ii)                                  a change in the composition of the Board over a period of thirty-six (36) months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who are Continuing Directors.

(j)                                    “Code” means the Internal Revenue Code of 1986, as amended.

(k)                                 “Committee” means any committee composed of members of the Board appointed by the Board to administer the Plan.

(l)                                     “Common Stock” means the common stock of the Company.

(m)     “Company” means Viavi Solutions Inc., a Delaware corporation, formerly known as JDS Uniphase Corporation.

(n)                                 “Consultant” means any person (other than an Employee or a Director, solely with respect to rendering services in such person’s capacity as a Director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.

(o)                                 “Continuing Directors” means members of the Board who either (i) have been Board members continuously for a period of at least thirty-six (36) months or (ii) have been Board members for less than thirty-six (36) months and were elected or nominated for election as

Board members by at least a majority of the Board members described in clause (i) who were still in office at the time such election or nomination was approved by the Board.

(p)                                 “Continuous Active Service” means that the provision of services to the Company or a Related Entity in any capacity of Employee, Director or Consultant is not interrupted or terminated.  In jurisdictions requiring notice in advance of an effective termination as an Employee, Director or Consultant, Continuous Active Service shall be deemed terminated upon the actual cessation of providing services to the Company or a Related Entity notwithstanding any required notice period that must be fulfilled before a termination as an Employee, Director or Consultant can be effective under Applicable Laws.  Continuous Active Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entity, or any successor, in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director or Consultant (except as otherwise provided in the Award Agreement).  An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave.

(q)                                 “Corporate Transaction” means any of the following transactions:

(i)                                     a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

(ii)                                  the sale, transfer or other disposition of all or substantially all of the assets of the Company;

(iii)                               the complete liquidation or dissolution of the Company;

(iv)                              any reverse merger or series of related transactions culminating in a reverse merger (including, but not limited to, a tender offer followed by a reverse merger) in which the Company is the surviving entity but in which securities possessing more than forty percent (40%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger or the initial transaction culminating in such merger but excluding any such transaction or series of related transactions that the Administrator determines shall not be a Corporate Transaction; or

(v)                                 acquisition in a single or series of related transactions by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities but excluding any such transaction or series of related transactions that the Administrator determines shall not be a Corporate Transaction.

(r)                                    “Covered Employee” means an Employee who is a “covered employee” under Section 162(m)(3) of the Code.

(s)                                   “Director” means a member of the Board or the board of directors of any Related Entity.

(t)                                    “Disability” means as defined under the long-term disability policy of the Company or the Related Entity to which the Grantee provides services regardless of whether the Grantee is covered by such policy.  If the Company or the Related Entity to which the Grantee provides service does not have a long-term disability plan in place, “Disability” means that a Grantee is unable to carry out the responsibilities and functions of the position held by the Grantee by reason of any medically determinable physical or mental impairment for a period of not less than ninety (90) consecutive days.  A Grantee will not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Administrator in its discretion.

(u)                                 “Dividend Equivalent Right” means a right entitling the Grantee to compensation measured by dividends paid with respect to Common Stock.

(v)                                 “Employee” means any person, including an Officer or Director, who is in the employ of the Company or any Related Entity, subject to the control and direction of the Company or any Related Entity as to both the work to be performed and the manner and method of performance.  The payment of a director’s fee by the Company or a Related Entity shall not be sufficient to constitute “employment” by the Company.

(w)                               “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(x)                                 “Employee Matters Agreement” means the Employee Matters Agreement by and among JDS Uniphase Corporation, Lumentum Operations LLC and Lumentum Holdings, Inc. entered into in connection with the Spin-Off.

(y)                                 “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i)                                     If the Common Stock is listed on any established stock exchange or a national market system, including without limitation The Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii)                                  If the Common Stock is regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, but selling prices are not reported, the Fair Market Value of a share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii)                               In the absence of an established market for the Common Stock of the type described in (i) and (ii), above, the Fair Market Value thereof shall be determined by the Administrator in good faith.

(z)                                  “Grantee” means an Employee, who receives an Award under the Plan.

(aa)                          “Immediate Family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Grantee’s household (other than a tenant or employee), a trust in which these persons (or the Grantee) have more than fifty percent (50%) of the beneficial interest, a foundation in which these persons (or the Grantee) control the management of assets, and any other entity in which these persons (or the Grantee) own more than fifty percent (50%) of the voting interests.

(bb)                          “Non-Qualified Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(cc)                            “Officer” means a person who is an officer of the Company or a Related Entity within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(dd)                          “Option” means an option to purchase Shares pursuant to an Award Agreement granted under the Plan.

(ee)                            “Parent” means a “parent corporation”, whether now or hereafter existing, as defined in Section 424(e) of the Code.

(ff)                              “Performance-Based Compensation” means compensation qualifying as “performance-based compensation” under Section 162(m) of the Code.

(gg)                            “Performance Units” means an Award which may be earned in whole or in part based upon attainment of performance criteria established by the Administrator and which may be settled for cash, Shares or other securities or a combination of cash, Shares or other securities as established by the Administrator.

(hh)                          “Plan” means this 2005 Acquisition Equity Incentive Plan.

(ii)                                  “Related Entity” means any Parent or Subsidiary of the Company and any business, corporation, partnership, limited liability company or other entity in which the Company or a Parent or a Subsidiary of the Company holds a substantial ownership interest, directly or indirectly.

(jj)                                “Replaced” means that pursuant to a Corporate Transaction the Award is replaced with a comparable stock award or a cash incentive program of the Company, the successor entity (if applicable) or Parent of either of them which preserves the compensation element of such Award existing at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same (or a more favorable) vesting schedule applicable to such Award.  The determination of Award comparability shall be made by the Administrator and its determination shall be final, binding and conclusive.

(kk)                          “Restricted Stock” means Shares issued under the Plan to the Grantee for such consideration, if any, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions, and other terms and conditions as established by the Administrator.

(ll)                                  “Restricted Stock Unit” means an interest in the Company represented by a Share, which is subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions, and other terms and conditions as established by the Administrator.

(mm)                  “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor thereto.

(nn)                          “SAR” means a stock appreciation right entitling the Grantee to Shares, as established by the Administrator, measured by appreciation in the value of Common Stock.

(oo)                          “Share” means a share of the Common Stock.

(pp)                          “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

(qq)                          “Viavi Ratio” means a ratio equal to 1.7902, which is the quotient obtained by dividing (i) the Pre-Distribution JDSU Stock Price, by (ii) the Post-Distribution Viavi Stock Price (as such terms are defined by the Employee Matters Agreement).

3.                                      Stock Subject to the Plan.

(a)                                 Prior to the Restatement Effective Date, the maximum aggregate number of Shares which may be issued pursuant to all Awards is 2,800,000(1) Shares, subject to the provisions of Section 10 below.  As of the Restatement Effective Date, and immediately following the conversion of all previously outstanding Awards under the Plan held by persons who ceased to be service providers to the Company in connection with the Spin-Off into awards outstanding under the 2015 Equity Incentive Plan of Lumentum Holdings, Inc. in accordance with the terms of the Employee Matters Agreement, an aggregate of 118,899 Shares remained subject to Awards outstanding under the Plan as to which Shares had not been issued and an aggregate of 799,298 Shares remained available for the future grant of Awards.  Pursuant to the determination of the Administrator in accordance with Section 10, effective as of the Restatement Effective Date, the aggregate of number of subject to Awards outstanding under the Plan as to which Shares had not been issued shall be 212,853 (before taking into account adjustments for fractional shares) and the aggregate number of Shares available for the future

(1) 16,000,000 Shares originally authorized for issuance.  On October 16, 2006, the Company’s Common Stock was subject to an 8:1 reverse split, in connection with which the number of Shares authorized for issuance was automatically reduced to 2,000,000 Shares.  On May 2, 2010, the Board approved an increase of 800,000 Shares to the total number of Shares authorized for issuance.

grant of Awards shall be 1,431,082.(2)The Shares to be issued pursuant to Awards may be authorized, but unissued, or reacquired Common Stock.

(b)                                 Any Shares covered by an Award (or portion of an Award) which is forfeited, canceled or expires (whether voluntarily or involuntarily) shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Shares which may be issued under the Plan.  Shares that actually have been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future issuance under the Plan, except that if unvested Shares are forfeited, or repurchased by the Company at the lower of their original purchase price or their Fair Market Value at the time of repurchase, such Shares shall become available for future grant under the Plan.

4.                                      Administration of the Plan.

(a)                                 Plan Administrator.

(i)                                     Administration with Respect to Directors and Officers.  With respect to grants of Awards who are also Officers or Directors of the Company, the Plan shall be administered by a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws and to permit such grants and related transactions under the Plan to be exempt from Section 16(b) of the Exchange Act in accordance with Rule 16b-3.  Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.

(ii)                                  Administration With Respect to Consultants and Other Employees.  With respect to grants of Awards to Employees who are neither Directors nor Officers of the Company, the Plan shall be administered by a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws.  Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.  The Board may authorize one or more Officers to grant such Awards and may limit such authority as the Board determines from time to time.

(iii)                               Administration With Respect to Covered Employees.  Notwithstanding the foregoing, grants of Awards to any Covered Employee intended to qualify as Performance-Based Compensation shall be made only by a Committee (or subcommittee of a Committee) which is comprised solely of two or more Directors eligible to serve on a committee making Awards qualifying as Performance-Based Compensation.  In the case of such Awards granted to Covered Employees, references to the “Administrator” or to a “Committee” shall be deemed to be references to such Committee or subcommittee.

(iv)                              Administration Errors.  In the event an Award is granted in a manner inconsistent with the provisions of this subsection (a), such Award shall be presumptively valid as of its grant date to the extent permitted by the Applicable Laws.

(2) Pursuant Section 10 of this Plan and the terms of the Employee Matters Agreement, the numbers of Shares described in Section 3(a) prior to adjustment have been adjusted by multiplying them by the Viavi Ratio.

(b)                                 Powers of the Administrator.  Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Administrator hereunder), and except as otherwise provided by the Board, the Administrator shall have the authority, in its discretion:

(i)                                     to select the Employees, to whom Awards may be granted from time to time hereunder;

(ii)                                  to determine whether and to what extent Awards are granted hereunder;

(iii)                               to determine the number of Shares or the amount of other consideration to be covered by each Award granted hereunder;

(iv)                              to approve forms of Award Agreements for use under the Plan;

(v)                                 to determine the terms and conditions of any Award granted hereunder;

(vi)                              to amend the terms of any outstanding Award granted under the Plan, provided that (A) any amendment that would adversely affect the Grantee’s rights under an outstanding Award shall not be made without the Grantee’s written consent, (B) the reduction of the exercise price of any Option awarded under the Plan shall be subject to stockholder approval and (C) canceling an Option at a time when its exercise price exceeds the Fair Market Value of the underlying Shares, in exchange for another Award shall be subject to stockholder approval, unless the cancellation and exchange occurs in connection with a Corporate Transaction;

(vii)                           to construe and interpret the terms of the Plan and Awards, including without limitation, any notice of award or Award Agreement, granted pursuant to the Plan;

(viii)                        to establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable non-U.S. jurisdictions and to afford Grantees favorable treatment under such rules or laws; provided, however, that no Award shall be granted under any such additional terms, conditions, rules or procedures with terms or conditions which are inconsistent with the provisions of the Plan; and

(ix)                              to take such other action, not inconsistent with the terms of the Plan, as the Administrator deems appropriate.

(c)                                  Indemnification.  In addition to such other rights of indemnification as they may have as members of the Board or as Officers or Employees of the Company or a Related Entity, members of the Board and any Officers or Employees of the Company or a Related Entity to whom authority to act for the Board, the Administrator or the Company is delegated shall be defended and indemnified by the Company to the extent permitted by law on an after-tax basis against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any claim, investigation, action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any Award granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by the Company) or paid by them in satisfaction of a judgment in any such claim, investigation, action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such claim, investigation, action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct; provided, however, that within thirty (30) days after the institution of such claim, investigation, action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at the Company’s expense to handle and defend the same.

5.                                      Eligibility.  Awards only may be granted to Employees.  An Employee who has been granted an Award may, if otherwise eligible, be granted additional Awards.  Awards may be granted to such Employees who are residing in non-U.S. jurisdictions as the Administrator may determine from time to time.

6.                                      Terms and Conditions of Awards.

(a)                                 Type of Awards.  The Administrator is authorized under the Plan to award any type of arrangement to an Employee that is not inconsistent with the provisions of the Plan and that by its terms involves or might involve the issuance of (i) Shares, (ii) cash or (iii) an Option or similar right with a fixed or variable price related to the Fair Market Value of the Shares and with an exercise or conversion privilege related to the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions.  Such awards include, without limitation, Options, Restricted Stock, Performance Units and an Award may consist of one such security or benefit, or two (2) or more of them in any combination or alternative.

(b)                                 Designation of Award.  Each Award shall be designated in the Award Agreement.  In the case of an Option, the Option shall be designated as a Non-Qualified Stock Option.

(c)                                  Conditions of Award.  Subject to the terms of the Plan, the Administrator shall determine the provisions, terms, and conditions of each Award including, but not limited to, the Award vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Shares, or other consideration) upon settlement of the Award, payment contingencies, and satisfaction of any performance criteria.  The performance criteria established by the Administrator may be based on any one of, or combination of, the following: (i) increase in share price, (ii) earnings per share, (iii) total stockholder return, (iv) operating margin, (v) gross margin, (vi) return on equity, (vii) return on assets, (viii) return on investment, (ix) operating income, (x) net operating income, (xi) pre-tax profit, (xii) cash flow, (xiii) revenue, (xiv) expenses, (xv) earnings before interest, taxes and depreciation, (xvi) economic value added, (xvii) market share, (xviii) personal management objectives, and (xix) other measures of performance selected by the Administrator.  Partial achievement of the specified criteria may result in a payment or vesting corresponding to the degree of achievement as specified in the Award Agreement.

(d)                                 Deferral of Award Payment.  The Administrator may establish one or more programs under the Plan to permit selected Grantees the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Grantee to payment or receipt of Shares or other consideration under an Award.  The Administrator may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, Shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Administrator deems advisable for the administration of any such deferral program.

(e)                                  Separate Programs.  The Administrator may establish one or more separate programs under the Plan for the purpose of issuing particular forms of Awards to one or more classes of Grantees on such terms and conditions as determined by the Administrator from time to time.

(f)                                   Individual Limitations on Awards.  Prior to the Restatement Effective Date, the maximum number of Shares with respect to which Awards may be granted to any Grantee in any fiscal year of the Company shall be six hundred twenty-five thousand (625,000) Shares.  Effective on and after the Restatement Effective Date, the foregoing limit on the number of Shares with respect to which Awards may be granted to any Grantee in any fiscal year of the Company shall each be 1,118,875.(3)The foregoing limitation shall be adjusted proportionately in connection with any change in the Company’s capitalization pursuant to Section 10, below.  To the extent required by Section 162(m) of the Code or the regulations thereunder, in applying the foregoing limitation with respect to a Grantee, if any Awards are canceled, the canceled Awards shall continue to count against the maximum number of Shares with respect to which Awards may be granted to the Grantee.  For this purpose, the repricing of an Option (or in the case of a SAR, the base amount on which the stock appreciation is calculated is reduced to reflect a reduction in the Fair Market Value of the Common Stock) shall be treated as the cancellation of the existing Option or SAR and the grant of a new Option or SAR.  If the vesting or receipt of Shares under the Award is deferred to a later date, any amount (whether denominated in Shares or cash) paid in addition to the original number of Shares subject to the Award will not be treated as an increase in the number of Shares subject to the Award if the additional amount is based either on a reasonable rate of interest or on one or more predetermined actual investments such that the amount payable by the Company at the later date will be based on the actual rate of return of a specific investment (including any decrease as well as any increase in the value of an investment).

(g)                                  Early Exercise.  The Award Agreement may, but need not, include a provision whereby the Grantee may elect at any time while an Employee, Director or Consultant to exercise any part or all of the Award prior to full vesting of the Award.  Any unvested Shares received pursuant to such exercise may be subject to a repurchase right in favor of the Company or a Related Entity or to any other restriction the Administrator determines to be appropriate.

(3) Pursuant Section 10 of this Plan and the terms of the Employee Matters Agreement, the number of Shares subject to the limit described in Section 6(f) as in effect prior to the Restatement Effective Date have been adjusted by multiplying it by the Viavi Ratio.

(h)                                 Term of Award.  The term of each Award shall be the term stated in the Award Agreement, provided, however, that the term of an Award shall be no more than eight (8) years from the date of grant thereof.

(i)                                     Transferability of Awards.  Awards shall be transferable by will and by the laws of descent and distribution, and during the lifetime of the Grantee, by gift or pursuant to a domestic relations order to members of the Grantee’s Immediate Family to the extent and in the manner determined by the Administrator.  Notwithstanding the foregoing, the Grantee may designate a beneficiary of the Grantee’s Award in the event of the Grantee’s death on a beneficiary designation form provided by the Administrator.

(j)                                    Time of Granting Awards.  The date of grant of an Award shall for all purposes be the date on which the Administrator makes the determination to grant such Award, or such later date as is determined by the Administrator.

7.                                      Award Exercise or Purchase Price, Consideration and Taxes.

(a)                                 Exercise or Purchase Price.  The exercise or purchase price, if any, for an Award shall be as follows:

(i)                                     In the case of a Non-Qualified Stock Option, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(ii)                                  In the case of Awards intended to qualify as Performance-Based Compensation, the exercise or purchase price, if any, shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(iii)                               In the case of other Awards, such price as is determined by the Administrator.

(b)                                 Consideration.  Subject to Applicable Laws, the consideration to be paid for the Shares to be issued upon exercise or purchase of an Award including the method of payment, shall be determined by the Administrator.  In addition to any other types of consideration the Administrator may determine, the Administrator is authorized to accept as consideration for Shares issued under the Plan the following, provided that the portion of the consideration equal to the par value of the Shares must be paid in cash or other legal consideration permitted by the Delaware General Corporation Law:

(i)                                     cash;

(ii)                                  check;

(iii)                               surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require (including withholding of Shares otherwise deliverable upon exercise of the Award) which have a Fair Market Value on the date of surrender or attestation equal to the aggregate exercise price of the Shares as to which said Award shall be exercised, provided, however, that Shares acquired under the Plan or any other equity compensation plan or agreement of the Company must have been held by the Grantee for a period of more than six (6) months;

(iv)                              with respect to Options, payment through a broker-dealer sale and remittance procedure pursuant to which the Grantee (A) shall provide written instructions to a Company designated brokerage firm to effect the immediate sale of some or all of the purchased Shares and remit to the Company sufficient funds to cover the aggregate exercise price payable for the purchased Shares and (B) shall provide written directives to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction; or

(v)                                 any combination of the foregoing methods of payment.

(c)                                  Taxes.  No Shares shall be delivered under the Plan to any Grantee or other person until such Grantee or other person has made arrangements acceptable to the Administrator for the satisfaction of any non-U.S., federal, state, or local income and employment tax withholding obligations, including, without limitation, obligations incident to the receipt of Shares or the disqualifying disposition of Shares received on exercise of an Incentive Stock Option.  Upon exercise of an Award the Company shall withhold or collect from Grantee an amount sufficient to satisfy such tax obligations.

8.                                      Exercise of Award.

(a)                                 Procedure for Exercise; Rights as a Stockholder.

(i)                                     Any Award granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator under the terms of the Plan and specified in the Award Agreement.

(ii)                                  An Award shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Award by the person entitled to exercise the Award and full payment for the Shares with respect to which the Award is exercised, including, to the extent selected, use of the broker-dealer sale and remittance procedure to pay the purchase price as provided in Section 7(b)(iv).

(b)                                 Exercise of Award Following Termination of Continuous Active Service.

(i)                                     An Award may not be exercised after the termination date of such Award set forth in the Award Agreement and may be exercised following the termination of a Grantee’s Continuous Active Service only to the extent provided in the Award Agreement.

(ii)                                  Where the Award Agreement permits a Grantee to exercise an Award following the termination of the Grantee’s Continuous Active Service for a specified period, the Award shall terminate to the extent not exercised on the last day of the specified period or the last day of the original term of the Award, whichever occurs first.

9.                                      Conditions Upon Issuance of Shares.

(a)                                 Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all Applicable Laws, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b)                                 As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Laws.

10.                               Adjustments Upon Changes in Capitalization.  Subject to any required action by the stockholders of the Company, the number of Shares covered by each outstanding Award, and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan, the exercise or purchase price of each such outstanding Award, the maximum number of Shares with respect to which Awards may be granted to any Grantee in any fiscal year of the Company, as well as any other terms that the Administrator determines require adjustment shall be proportionately adjusted for (i) any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares, or similar transaction affecting the Shares, (ii) any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company, or (iii) as the Administrator may determine in its discretion, any other transaction with respect to Common Stock including a corporate merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete) or any similar transaction; provided, however that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.”  Such adjustment shall be made by the Administrator and the Administrator’s determination shall be final, binding and conclusive.  Except as the Administrator determines, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Shares subject to an Award.

11.                               Corporate Transactions.

(a)                                 Termination of Award to Extent Not Assumed in Corporate Transaction.  Effective upon the consummation of a Corporate Transaction, all outstanding Awards under the Plan shall terminate.  However, all such Awards shall not terminate to the extent they are Assumed in connection with the Corporate Transaction.

(b)                                 Acceleration of Award Upon Corporate Transaction.  Except as provided otherwise in an individual Award Agreement, in the event of a Corporate Transaction, for the portion of each Award that is neither Assumed nor Replaced, such portion of the Award shall automatically become fully vested and exercisable and be released from any repurchase or forfeiture rights (other than repurchase rights exercisable at fair market value) for all of the

Shares at the time represented by such portion of the Award, immediately prior to the specified effective date of such Corporate Transaction.

12.                               Effective Date and Term of Plan.  The Plan shall become effective upon its adoption by the Board.  It shall continue in effect for a term of ten (10) years unless sooner terminated.  Subject to Applicable Laws, Awards may be granted under the Plan upon its becoming effective.

13.                               Amendment, Suspension or Termination of the Plan.

(a)                                 The Board may at any time amend, suspend or terminate the Plan; provided, however, that no such amendment shall be made without the approval of the Company’s stockholders to the extent such approval is required by Applicable Laws, or if such amendment would change any of the provisions of Section 4(b)(vi) or this Section 13(a).

(b)                                 No Award may be granted during any suspension of the Plan or after termination of the Plan.

(c)                                  No suspension or termination of the Plan (including termination of the Plan under Section 12, above) shall adversely affect any rights under Awards already granted to a Grantee.

14.                               Reservation of Shares.

(a)                                 The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

(b)                                 The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

15.                               No Effect on Terms of Employment/Consulting Relationship.  The Plan shall not confer upon any Grantee any right with respect to the Grantee’s Continuous Active Service, nor shall it interfere in any way with his or her right or the right of the Company or any Related Entity to terminate the Grantee’s Continuous Active Service at any time, with or without Cause, and with or without notice.  The ability of the Company or any Related Entity to terminate the employment of a Grantee who is employed at will is in no way affected by its determination that the Grantee’s Continuous Active Service has been terminated for Cause for the purposes of this Plan.

16.                               No Effect on Retirement and Other Benefit Plans.  Except as specifically provided in a retirement or other benefit plan of the Company or a Related Entity, Awards shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Related Entity, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a “Retirement Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended.

17.                               Unfunded Obligation.  Grantees shall have the status of general unsecured creditors of the Company.  Any amounts payable to Grantees pursuant to the Plan shall be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974, as amended.  Neither the Company nor any Related Entity shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations.  The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder.  Any investments or the creation or maintenance of any trust or any Grantee account shall not create or constitute a trust or fiduciary relationship between the Administrator, the Company or any Related Entity and a Grantee, or otherwise create any vested or beneficial interest in any Grantee or the Grantee’s creditors in any assets of the Company or a Related Entity. The Grantees shall have no claim against the Company or any Related Entity for any changes in the value of any assets that may be invested or reinvested by the Company with respect to the Plan.